CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 13, 1999, accompanying the December 31, 1998 financial statements of The Torray Fund which are included in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.





                                                BRIGGS, BUNTING & DOUGHERTY, LLP

/S/ BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 26, 1999